Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation of our audit report, dated January 25, 1996, on the financial statements of The Bank of Franklin as of December 31, 1995, and for the year then ended, in the second Amendment to the Registration Statement on Form S-4 of United Community Bankshares, Inc., filed with the Securities and Exchange Commission on or about May 13, 1996, and to the use of our name under the caption "Experts" of the related Joint Proxy Statement.

/s/ Goodman & Company, L.L.P

Goodman & Company, L.L.P

One Commercial Place
Norfolk, Virginia

May 13, 1996